Exhibit 25.1

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)             |    |

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Pinnacle Entertainment, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3667491 (I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S.Employer Identification Number

ACE Gaming, LLC	New Jersey	54-2131351

AREP Boardwalk Properties LLC	Delaware	26-4464389
Belterra Resort Indiana, LLC	Nevada	93-1199012
Boomtown, LLC	Delaware	94-3044204
Casino Magic, LLC	Minnesota	64-0817483
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179

OGLE HAUS, LLC	Indiana	31-1672109
PNK (Baton Rouge) Partnership	Louisiana	72-1246016
PNK (BOSSIER CITY), INC.	Louisiana	64-0878110
PNK Development 7, LLC	Delaware	20-4328580
PNK Development 8, LLC	Delaware	20-4486902
PNK Development 9, LLC	Delaware	20-4328766
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452
PNK (Ohio), LLC	Ohio	27-3970406
PNK (Ohio) II, LLC	Ohio	36-4701883
PNK (Ohio) III, LLC	Ohio	32-0344828
PNK (Reno), LLC	Nevada	88-0101849
PNK (River City), LLC	Missouri	20-4330736
PNK (SAM), LLC	Texas	45-4786384
PNK (SAZ), LLC	Texas	46-0784066
President Riverboat Casino-Missouri, Inc.	Missouri	43-1525395
Yankton Investments, LLC	Nevada	83-0445853
Ameristar Casino Black Hawk, Inc.	Colorado	20-1290693
Ameristar Casino Council Bluffs, Inc.	Iowa	93-1151022
Ameristar Casino St. Charles, Inc.	Missouri	36-4401002
Ameristar Casino Kansas City, Inc.	Missouri	36-4401000
Ameristar Casino Vicksburg, Inc.	Mississippi	64-0827382
Cactus Pete’s, Inc.	Nevada	88-0069444
Ameristar East Chicago Holdings, LLC	Indiana	26-0302265
Ameristar Casino East Chicago, LLC	Indiana	26-0302265
Ameristar Casino Springfield, LLC	Massachusetts	45-4247313
Ameristar Lake Charles Holdings, LLC	Louisiana	38-3871352

3980 Howard Hughes Parkway Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip code)

6.375% Senior Notes due 2021

and Guarantees of 6.375% Senior Notes due 2021

(Title of the indenture securities)

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1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 18th day of April, 2014.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: /s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	796
Interest-bearing balances Securities:	321

Held-to-maturity securities	0
Available-for-sale securities	691,235
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	129,700
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income 0
LESS: Allowance for loan and lease losses 0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,266
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	130,642
Other assets	123,133

Total assets	$1,936,406

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LIABILITIES

Deposits:
In domestic offices		811
Noninterest-bearing	811
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		246,334
Total liabilities		247,145
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,832
Not available
Retained earnings		564,169
Accumulated other comprehensive income		2,260
Other equity capital components		0
Not available
Total bank equity capital		1,689,261
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,689,261

Total liabilities and equity capital		1,936,406

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura         )         CFO

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We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Antonio I. Portuondo, Director	)	Directors (Trustees)
William D. Lindelof, Director	)

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